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                                                                    EXHIBIT 10.6

                             AMENDMENT NUMBER FOUR

                                 TO CALMAT CO.
                                CREDIT AGREEMENT
                          DATED AS OF AUGUST 20, 1991


        This Amendment to the Credit Agreement described below is entered into as of February 26, 1993.

         1. Preliminary Statement. Reference is made to a Credit Agreement dated as of August 20, 1991 (which, as it may be amended, extended or supplemented from time to time, is herein called the "Credit Agreement") among CalMat Co. (the "Borrower"), the lenders which are a party thereto (the "Lenders") and The First National Bank of Chicago, as agent for the Lenders (the "Agent"). The Borrower, the Lenders and the Agent wish to amend the Credit Agreement as set forth below.

         2. Amendments. The Borrower, the Lenders and the Agent hereby amend the Credit Agreement as follows:

         A. Article I of the Credit Agreement is hereby amended by inserting the following definitions in alphabetical order:

              "Applicable Eurodollar Rate Margin" is defined in Section 2.4(A).

              "Applicable Fixed CD Rate Margin" is defined in Section 2.4(A).

              "Consolidated Income Available for Interest Expense" for any period means Consolidated Net Income plus the sum of (i) Consolidated Taxes, (ii) Consolidated Interest Expense and (iii) Off Balance Sheet Interest, but, in each case, only to the extent deducted in arriving at Consolidated Net Income for the period, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles.

              "Consolidated Off Balance Sheet Interest Expense" means, for any period, total interest, finance charges and similar amounts payable in connection with Off Balance Sheet Obligations of the Borrower and its Subsidiaries on a consolidated basis.

              "Level I Status" exists if neither Level II Status or Level III Status exists.

              "Level II Status" exists if Level III Status does not exist and the Borrower has long term debt ratings from both S & P and Moody's and the lower of the two ratings is no lower than BBB+ from S & P or Baa1 from Moody's.

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         "Level III Status" exists if the Borrower has long term debt ratings from both S & P and Moody's and the lower of the two ratings is no lower than A- from S & P or A3 from Moody's.

         "Moody's" means Moody's Investors Service, Inc.

         "S & P" means Standard and Poor's Corporation.

B. Article I of the Credit Agreement is hereby amended by amending the certain definitions as follows:

         Amend the definition of "Consolidated Income Available for Fixed Charges" to read as follows:

         "Consolidated Income Available for Fixed Charges" for any period means Consolidated Income Available for Interest Expense plus Consolidated Rentals, but only to the extent deducted in arriving at Consolidated Net Income for the period, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles.

         Delete the definition of "Consolidated Income Before Interest and
         Taxes."

         Amend the definition of "Consolidated Liabilities" to read as follows:

         "Consolidated Liabilities" means all amounts appearing on the liability side of the Borrower's balance sheet, except for amounts appearing as shareholders' equity, determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles.

         "Consolidated Taxes" for any period means the payment of or provisions for taxes in respect of, or measured by, income or excess profits for the period, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles.

         Amend the definition of "Eurodollar Rate" by deleting "3/4% per annum" and substituting "the Applicable Eurodollar Rate Margin."

         Amend the definition of "Fixed CD Rate" by deleting "7/8% per annum" and substituting "the Applicable Fixed CD Rate Margin."










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C.  Article II of the Credit Agreement is hereby amended by adding a new
    Section 2.4(A)  as follows:

         Section 2.4(A). Applicable Rates. The Applicable Eurodollar Rate Margin and Applicable Fixed CD Rate Margin shall be determined from the following table:

                                    Level I Status         Level II Status           Level III Status
                                    --------------         ---------------           ----------------
         Applicable Eurodollar
         Rate Margin                    1.0%                    .75%                       .625%

         Applicable Fixed CD
         Rate Margin                    1.125%                  .875%                      .75%

         The Applicable Eurodollar Rate Margin and Applicable Fixed CD Rate Margin for any given day shall be the rate set forth in the table above corresponding to the status which exists on that day.

D. Section 2.5 of the Credit Agreement is hereby amended by deleting "of .25% per annum" and substituting "of .375% per annum."

E.  Section 6.17 of the Credit Agreement is hereby amended to read as follows:

         6.17.  Interest Coverage Ratio.  The Borrower will maintain a ratio of
         (i) Consolidated Income Available for Interest Expense to (ii) Consolidated Interest Expense plus Consolidated Off Balance Sheet Interest Expense, as of the end of each fiscal quarter of the Borrower, such that the weighted average of each such quarter - end ratio for such fiscal quarter and the preceding three fiscal quarters is at least:

             Period Ending                                     Minimum Ratio
             -------------                                     -------------
             December 31, 1992                                   1.75:1:00
             March 31, 1993                                      1.15:1.00
             June 30, 1993                                        .90:1.00
             September 30, 1993                                   .80:1.00
             December 31, 1993                                   1.50:1.00
             March 31, 1994                                      1.50:1.00
             June 30, 1994                                       2.00:1.00
             September 30, 1994                                  2.00:1.00
             each quarter end thereafter                         2.50:1.00.




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F.  Section 6.18 of the Credit Agreement is hereby amended to read as follows:

         Section 6.18. Fixed Change Coverage Ratio. The Borrower will maintain a ratio of Consolidated Income Available for Fixed Charges to Consolidated Fixed Charges, as of the end of each fiscal quarter of the Borrower, such that the weighted average of each such quarter - end ratio for such fiscal quarter and the preceding three fiscal quarters is at least:

             Period Ending                                     Minimum Ratio
             -------------                                     -------------
             December 31, 1992                                   1.50:1:00
             March 31, 1993                                      1.00:1.00
             June 30, 1993                                        .80:1.00
             September 30, 1993                                   .70:1.00
             December 31, 1993                                   1.00:1.00
             March 31, 1994                                      1.00:1.00
             June 30, 1994                                       1.50:1.00
             September 30, 1994                                  1.50:1.00
             each quarter end thereafter                         1.75:1.00


G. Section 6.19 of the Credit Agreement is hereby amended in its entirety to read as follows:

             6.19. Tangible Net Worth. The Borrower will maintain Consolidated Tangible Net Worth at all times equal to (i) $270,000,000 plus (ii) 50% of Consolidated Net Income for each fiscal quarter during fiscal 1993 and 60% of Consolidated Net Income for each fiscal quarter during each fiscal year thereafter, but without deduction for any fiscal quarter in which there is a loss.

H. Section 6.20 of the Credit Agreement is hereby amended in its entirety to read as follows:

             6.20. Leverage Ratio. The Borrower will maintain a ratio of Consolidated Liabilities to Consolidated Tangible Net Worth of not more than 1.0 to 1.0 at all times.

I.  Article VI of the Credit Agreement is hereby amended by inserting a new
    Section 6.23 as follows:

             6.23. Off Balance Sheet Obligations. The Borrower will not, and will not permit its Subsidiaries to, incur or remain liable upon any Off Balance Sheet Obligations which constitute indebtedness for borrowed money relating to assets which constitute "Assets Held for Sale" on the Borrower's consolidated balance sheet in an aggregate amount exceeding $20,000,000 at any one time outstanding on a consolidated basis for the Borrower and its Subsidiaries.







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J.  Article VI of the Credit Agreement is hereby amended by inserting a new
    Section 6.24 as follows:

             6.24. Contingent Liabilities. The Borrower will not, and will not permit its Subsidiaries to incur or remain liable upon any Contingent Liabilities in an aggregate amount in excess of $40,000,000 at any one time outstanding on a consolidated basis for the Borrower and its Subsidiaries.

K.  Section 9.9 is amended by adding the following at the end thereof:

             The four-quarter weighted average ratio set forth in Section 6.17 shall be determined by adding, for the four-quarter period in question, the aggregate sum of Consolidated Income Available for Interest Expense and dividing by the four-quarter aggregate Consolidated Interest Expense and Off Balance Sheet Interest expense. The four-quarter weighted average ratio set forth in
             Section 6.18 shall be determined by adding for the four quarter period in question, the aggregate Consolidated Income Available for Fixed Charges and dividing the four-quarter aggregate amount of Consolidated Fixed Charges.


    3. Representations. In order to induce the Lenders to enter into this Amendment the Borrower represents and warrants that:

         A. The representations and warranties set forth in Section 5 of the Credit Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and that there exists no Default or Unmatured Default on the date hereof;

         B. The execution and delivery by the Borrower of this Amendment have been duly authorized by proper corporate proceedings and this Amendment, and the Credit Agreement, as amended by this Amendment, constitute valid and binding obligations of the Borrower; and

         C. Neither the execution and delivery by the Borrower of this Amendment, the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or the Borrower's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it or its property, is bound, or conflict with or constitute a default thereunder.

    4. Amendment Fee. The Borrower will pay an amendment fee of $43,750 as a condition to the effectiveness of this Amendment.









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    5.   Closing Conditions.  This Amendment shall be effective upon receipt by the Agent from the Required Lenders and the Borrower of:

         A. Executed counterparts of this Amendment or of telex or telecopied confirmation of their execution and mailing of this Amendment.

         B.  The amendment fee described in Section 4 of this Amendment.

    6. Effective Date. The change in rates provided in this Amendment shall be effective and begin to accrue as of February 26, 1993 upon satisfaction of the conditions to effectiveness set forth above.

    7. Definitions. Unless the context shall otherwise require, all terms used herein which are defined in the Credit Agreement shall have the meanings assigned to them therein.

    8. Counterparts. This Amendment may be executed by the parties hereto individually, or in any combinations of the parties hereto in several counterparts, all of which taken together shall constitute one and the same amendment.

    9. Ratification. Except as expressly amended hereby, all of the representations, warranties, provisions, covenants, terms and conditions of the Credit Agreement shall remain unaltered and in full force and effect and, as amended hereby, the Credit Agreement is in all respects agreed to, ratified and confirmed by the Borrower and the Lenders.

    10. Expenses. The Borrower shall pay all expenses of the Agent (including reasonable charges for in-house counsel) incurred by the Agent in the preparation of this Amendment.

    11. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, each reference in the Credit Agreement and the other Loan Documents to "this Credit Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the Notes and the other Loan Documents to the "Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.


                           CALMAT CO.
                           By: /s/ Frederick T. Sauer
                               -------------------------------------
                                     Its: Vice President - Treasurer
                                         ---------------------------

                           By: /s/ Ronald Hadfield
                               -------------------------------------
                                     Its: Executive Vice President
                                         ---------------------------

                             THE FIRST NATIONAL BANK OF CHICAGO
                                  Individually and as Agent

                           By: /s/ L. Gene Benke
                               -------------------------------------
                                     Its: Senior Vice President
                                         ---------------------------




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